Peakstone REALTY TRUST

September 6, 2023

<u>Via Personal Delivery and E-Mail</u>
Griffin Capital Company, LLC
Griffin Capital, LLC
Griffin Capital Plaza
266 Kansas Street
El Segundo, CA 90245
Attention: Kevin A. Shields
E-Mail: shields@griffincapital.com

Re: Termination Notice for that certain Administrative Services Agreement dated December 14, 2018 (as amended, the "<u>Agreement</u>"), by and between Griffin Capital Company, LLC and Griffin Capital, LLC (collectively, the "<u>Griffin Entities</u>"), on the one hand, and Peakstone Realty Trust, PKST OP, L.P., Griffin Capital Essential Asset TRS, Inc. and Griffin Capital Real Estate Company, LLC (collectively, the "<u>Company</u>"), on the other hand.

Dear Kevin:

Reference is made to the Agreement. The Company hereby elects to terminate the "HR Support" Services as set forth on <u>Schedule A</u> to the Agreement effective October 6, 2023. This letter shall constitute the Company's notice to the Griffin Entities of such termination pursuant to the Agreement, and more specifically Section (iii) of that certain letter agreement dated March 21, 2023, by and between the Griffin Entities and the Company. The Company has now terminated all Services under the Agreement. Accordingly, pursuant to Section 9.2(b) of the Agreement, the Agreement shall automatically terminate effective October 6, 2023.

Sincerely,

PEAKSTONE REALTY TRUST

By: ______________________
Name: Javier F. Bitar
Its: Chief Financial Officer and Treasurer

PKST OP, L.P.

By: Peakstone Realty Trust, as General Partner of PKST OP, L.P.

By: ______________________
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

GRIFFIN CAPITAL ESSENTIAL ASSET TRS, INC.

By: ______________________
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

GRIFFIN CAPITAL REAL ESTATE COMPANY, LLC

By: ______________________
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

1520 E. Grand Ave, El Segundo, CA 90245 | 310.606.3200 | pkst.com